                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is entered into this 3rd day of July 2003, by and between American Business Financial Services, Inc., with offices at The Wanamaker Building, 100 Penn Square East, Philadelphia, PA 19107 (the "Company") and Milton Riseman residing at 1238 Denbigh Lane, Radnor, PA 19087 (the "Consultant").

                                    RECITALS
                                    --------

         WHEREAS, the Consultant voluntarily resigned his position as Chairman of the Company's Consumer Mortgage Group effective July 2, 2003, and

         WHEREAS, the Company desires to engage the Consultant to perform certain services, and the Consultant desires to be engaged by the Company in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements of the parties herein contained and intending to be legally bound, the parties hereto agree as follows:

         1. Engagement. The Company hereby engages the Consultant and the Consultant hereby accepts such engagement upon the terms and conditions set forth in this Agreement. The Consultant agrees to use his best efforts as required to perform his obligations hereunder.

         2. Duties. The Consultant shall perform services as may from time to time be assigned by Anthony J. Santilli, Jr., Chief Executive Officer of the Company. The Consultant shall be responsible for, among other obligations, performing such services in a satisfactory, professional, and timely manner. The Consultant shall work ten (10) full days each calendar month during the term of this Agreement. The daily schedule and hours of work shall be mutually agreed to by the Chief Executive Officer and the Consultant.

         3. Term. This Agreement is effective as of the date hereof and the term expires on September 30, 2003; however, this Agreement may be renewed thereafter on a month-to-month basis upon the mutual written agreement of both the Company and the Consultant. In the event this Agreement is so renewed, it may be subsequently terminated by either party with written notice to the other party not less than ten (10) calendar days prior to the expiration of any such monthly renewal period. In addition, the Company may immediately terminate this Agreement, without prior notice, upon the occurrence of any of the following:

         A. The Consultant, directly or indirectly, competes with or performs services for an individual or entity which competes directly or indirectly with the Company, or any of its subsidiaries or affiliates, while this Agreement is in effect, unless such competition is consented to in writing by the Company;

         B. The Consultant discloses to any third party all or any portion of the Company's confidential business information or the Consultant uses such confidential information for his own benefit or the benefit of any third party;

         C. The Consultant is negligent in his duties or otherwise fails to satisfactorily and timely perform the projects assigned;

         D. The Consultant breaches any provision of this Agreement;

         E. The death or disability of the Consultant; or

         F. The Consultant publicly or privately disparages or makes negative or derogatory comments or statements about the Company, its employees, former employees, services, operations or reputation.

         4. Service. During the term of this Agreement, the Consultant shall not engage in any activity that conflicts or interferes with the performance of his duties hereunder.

         5. Remuneration. During the term of this Agreement, the Company shall pay the Consultant a daily rate of $1,000 for each full day of service. The Consultant shall submit an invoice for each calendar month during the term of this Agreement and the remuneration due the Consultant shall be paid within 20 business days thereafter. The invoice shall detail the projects performed by the Consultant and the amount of time devoted to such projects.

         6. Relationship Between Parties. The Consultant understands that he is not an employee of the Company and is not entitled to participate in any benefit plans made available by the Company. The manner, means, details and methods by which the Consultant performs services under this Agreement shall be in accordance with his independent judgment. The Consultant understands that he shall be responsible for the payment of all social security taxes, unemployment insurance taxes, state income taxes, federal income taxes, and all other local, county, state, and federal taxes which may become owing as a result of his performance of services under this Agreement or due to any payments made to the Consultant arising from such performance, and that no amounts will be withheld by the Company with respect to any payments made to the Consultant hereunder. The Consultant agrees to indemnify and hold the Company harmless from any liability for income taxes or other taxes or charges for which the Consultant may be liable on account of any payments received for services under this Agreement. The Consultant may operate under the business form of his choice. The Consultant may perform services for other entities during the term of this Agreement provided, and to the extent that, the provision of these services is not inconsistent with, and does not interfere with, him responsibilities and obligations herein.

         7. Reimbursement of Expenses. During the term of this Agreement, the Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established from time to time by the Company) in performing services hereunder, provided he properly accounts for such expenses.

         8. Nondisclosure. During the term of this Agreement, the Company, its officers, employees, representatives and/or agents may provide the Consultant with access to or may confide in him, and the Consultant may render, prepare or create information, documents, materials, or other proprietary information which the Company considers confidential business information (hereinafter referred to as "Confidential Information"). The Consultant shall not, during or at any time after the term of this Agreement, directly or indirectly, in any manner utilize or disclose to any person, firm, corporation, Company or other entity, any such Confidential Information of the Company which is not generally known to the public, except for such disclosures (i) where required by law or (ii) during the performance of the Consultant's duties pursuant to this Agreement for such use or purpose as he shall reasonably determine to be in the best interest of the Company.

         9. Books and Records. All books, cards, records, accounts, files, notes memoranda lists, and other papers or the information contained therein or obtained therefrom, connected with or arising from or created in the activities and/or affairs of the Company, in the charge or possession of the Consultant, are the property of the Company and shall be kept on the premises of the Company wherever reasonably possible. At the termination of this Agreement or upon request, all said books, cards, records, accounts, files, notes, memoranda, lists, and other papers and the information contained therein or obtained therefrom connected with or arising from or created in the activities and/or the affairs of the Company shall be turned over and delivered to the Company without hesitancy or delay and also any notes, memoranda, copies, reproductions, extracts or summations of the aforesaid.

         10. Insurance. The Consultant is responsible for obtaining and maintaining all necessary or appropriate insurance coverage for the benefit of the Consultant. Further, the Consultant waives any right to recovery from the Company for any illness or injury that he may sustain while performing services pursuant to this Agreement.

         11. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes any and all agreements and understandings, whether written or oral among the parties hereto. Any amendment to this Agreement shall be made in writing and signed by all parties hereto.

         12. Indemnification. The Consultant shall indemnify and hold harmless the Company from any liability, claims, damages or expenses, including attorneys' fees and costs, incurred by the Company as a result of the acts or omissions of the Consultant while performing services under this Agreement.

         13. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

         14. Construction. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The parties agree that any disputes under this Agreement will be subject to arbitration in Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association then in effect.

         15. Assignment. This Agreement and the obligations created hereunder may not be assigned by Consultant.

         16. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or delivered by a nationally recognized express delivery service addressed, if to the Company, at the Company's office, Attention: Chief Executive Officer, and if to the Consultant, at the address of his personal residence as maintained by the Company's records. Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address.


         17. Waivers. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement shall be effective unless in writing and signed by the aggrieved party. A waiver by any party hereto in any one or more instances shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                                      By:  /s/  Anthony J. Santilli, Jr.
                                           -------------------------------------
                                      Name: Anthony J. Santilli, Jr.
                                      Title:   Chief Executive Officer



                                      CONSULTANT



                                      /s/  Milton Riseman
                                      ---------------------------
                                      Milton Riseman